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                                                                 Exhibit 99.1


(STERLING BANCORP LETTERHEAD)                      NEWS
                                             -----------------
                                             IMMEDIATE RELEASE
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John Tietjen                                 Kimberly Storin
Chief Financial Officer                      Investor Relations
Sterling Bancorp                             The MWW Group
john.tietjen@sterlingbancorp.com             kstorin@mww.com
212.757.3300                                 212.827.3752

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            STERLING BANCORP DECLARES $0.19 DIVIDEND ON COMMON SHARES
               Extends Track Record to 232nd Consecutive Quarters

NEW YORK, N.Y., NOVEMBER 20, 2003 - Sterling Bancorp (NYSE: STL), parent company of Sterling National Bank, today announced that the Company's Board of Directors approved a cash dividend of $0.19 per common share, payable on December 31, 2003 to shareholders of record as of December 13, 2003.

Sterling's quarterly dividends equate to $0.76 on an annualized basis, reflecting Sterling's solid financial performance throughout 2003. The Company has been distributing cash dividends for 232 consecutive quarters, or 58 years.

"We are pleased to continue our long tradition of quarterly dividends, demonstrating Sterling's ongoing commitment to enhancing total return to shareholders," commented Louis J. Cappelli, Chairman and Chief Executive Officer. "In a time of industry consolidation and continued economic uncertainty, declaring a quarterly dividend reflects confidence in our strategic business initiatives. Our strong balance sheet, consistent net income growth and solid competitive position enable us to share this success directly with our investors."

ABOUT STERLING BANCORP

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.7 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in the metropolitan New York area, as well as North Carolina and many mid-Atlantic States and conducts business throughout the U.S.

This press release may contain statements including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements contained herein regarding matters that are not historical facts and that are "forward-looking


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statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see "Business -- Cautionary Statement Regarding Forward-looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


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